UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

Golden Matrix Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)

  Phone: (858) 222-2895

 (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Entry into Settlement Agreement with Luxor Capital LLC

Effective September 10, 2018, Golden Matrix Corp. Inc., a Nevada corporation (the “Company”) entered into Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with Luxor Capital LLC (“Luxor”) whereby the parties agreed to release each other from any, and all liabilities relating to the Convertible Promissory Note issued by the Company in favor of Luxor which was dated March 1, 2016 (the “Note”) and in the original principal amount of $2,874,712.

Pursuant to the Settlement Agreement, the Company agreed to pay out the remaining balance of the said note totaling $649,414 by converting $209,414 Dollars into common stock at a conversion price $0.001, by making a payment of $150,000 and by entering into an interest free loan for the balance of $290,000, such loan to be repaid in two equal installments of $145,000 on the 10th September 2019 and 10th September 2020.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Settlement Agreement, dated 10 September, 2018, between the Company and Luxor Capital LLC.

10.2	Loan Agreement, dated 10, September 2018

10.3	Conversion Notice dated 10 September 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Matrix Group Inc.

Date: September 11, 2018	By:	/s/ Anthony B. Goodman
Anthony B. Goodman
CEO

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